Exhibit 10.2

CONFIDENTIAL

Execution Version

ROLLOVER AGREEMENT

ROLLOVER AGREEMENT, dated as of April 2, 2024 (this “Agreement”), among (i) Wildcat EGH Holdco, LP, a Delaware limited partnership (“Holdco Parent”), (ii) Wildcat OpCo Holdco, LP, a Delaware limited partnership (“OpCo Parent” and, together with Holdco Parent, the “Parent Entities” and each, a “Parent Entity”), (iii) Patrick Whitesell (“PW”), (iv) the Patrick Whitesell Revocable Trust, dated May 31, 2019 (the “PW Trust”) and (v) Endeavor Executive Holdco, LLC, Endeavor Executive II Holdco, LLC and Endeavor Executive PIU Holdco, LLC, in each case, solely to the extent the foregoing is a record owner of any of the Interests (as defined below) (collectively, the “HoldCos” and each a “HoldCo” and together with PW and the PW Trust, the “Investors” and each an “Investor”). Capitalized terms used in this Agreement but not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, the Parent Entities have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as may be amended, modified or supplemented from time to time, the “Merger Agreement”), with Wildcat PubCo Merger Sub, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Holdco Parent (“Holdco Merger Sub”), Wildcat Manager Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdco Merger Sub (“Manager Merger Sub”), Wildcat OpCo Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of OpCo Parent (“OpCo Merger Sub” and, together with Holdco Merger Sub and Manager Merger Sub, the “Merger Subs” and each, a “Merger Sub”), Endeavor Group Holdings, Inc., a Delaware corporation (the “Company”), Endeavor Manager, LLC, a Delaware limited liability company and subsidiary of the Company (the “Manager”), Endeavor Operating Company LLC, a Delaware limited liability company and subsidiary of the Manager (“OpCo” and, together with the Company and the Manager, the “Company Entities” and each, a “Company Entity”) and the HoldCos, pursuant to which (A) (i) on the Closing Date, Holdco Merger Sub will be merged with and into the Company, (ii) the separate corporate existence of Holdco Merger Sub will thereupon cease and (iii) the Company will continue as the surviving corporation and a wholly-owned Subsidiary of Holdco Parent (the “Holdco Merger”), (B) (i) immediately upon the Holdco Merger, Manager Merger Sub will be merged with and into the Manager, (ii) the separate corporate existence of Manager Merger Sub will thereupon cease and (iii) the Manager will continue as the surviving company and a wholly-owned Subsidiary of Holdco Parent (the “Manager Merger”), and (C) (i) immediately upon the Manager Merger, OpCo Merger Sub will be merged with and into OpCo, (ii) the separate corporate existence of OpCo Merger Sub will thereupon cease and (iii) OpCo will continue as the surviving company, collectively owned by OpCo Parent and, indirectly, Holdco Parent (the “OpCo Merger” and, together with the Holdco Merger and Manager Merger, the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, collectively, the “Transactions”), upon the terms and subject to the conditions set forth therein;

WHEREAS, PW and the PW Trust currently, directly or indirectly, hold certain equity interests in OpCo and in the Company (all of such interests held by PW and the PW Trust and their Permitted Transferees, collectively, the “Interests”), and, solely with respect to the Rollover Interests (as defined below), the Investors shall, contingent upon the closing of the Transactions in accordance with the Merger Agreement, waive any and all of the Investors’ rights under the Merger Agreement to receive cash consideration (including the Merger Consideration) in exchange for the Rollover Interests (as defined below) in connection with the Transactions and that, following the Closing, such Rollover Interests shall remain issued and outstanding; and

WHEREAS, the parties hereto desire to make certain agreements, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions as hereinafter set forth, the parties hereto do hereby agree as follows:

I ROLLOVER TRANSACTION

1.1. Rollover. At the Rollover Closing, upon the terms and subject to the conditions of this Agreement, each Investor hereby agrees that such Investor shall be deemed to have waived any and all rights under the Merger Agreement to receive the Merger Consideration in exchange for, or in respect of, such Investor’s Rollover Interests. Each Investor acknowledges that such Investor will not receive any cash payment for the Rollover Interests held by him or it (as applicable) pursuant to the Transactions and that in consideration of such Investor relinquishing its right to receive Merger Consideration in respect of the Rollover Interests held by him or it (as applicable) in connection with the Transactions, such Rollover Interests shall remain issued and outstanding equity interests or profits interests in the Company and/or OpCo, as applicable. As used herein, “Rollover Interests” shall mean a number of Interests that are Shares of the Company, OpCo Membership Interests or OpCo Profits Units that collectively, using the Merger Consideration applicable to such Rollover Interests, have a value equal to (i) the aggregate value of all Interests (calculated using the Merger Consideration applicable to such Interests) minus (ii) $150,000,000, rounded to the nearest Share of the Company, OpCo Membership Interest or OpCo Profits Unit, as applicable. Notwithstanding anything in the Merger Agreement to the contrary, (x) the OpCo Merger Consideration for the Membership Interests held by the Investors shall be determined without deduction of the OpCo Membership Interest Distribution Amount and (y) the OpCo Profits Units Merger Consideration for the OpCo Profits Units held by the Investors shall, for the avoidance of doubt, be determined by reference to the OpCo Merger Consideration (without deduction of the OpCo Membership Interest Distribution Amount) and taking into account any hurdle amount, catch-up hurdle amounts, catch-up adjustments or other similar adjustments as set forth in the terms of the applicable OpCo Profits Units. No later than 90 days following the date of this Agreement, PW shall designate in PW’s sole discretion (on his behalf and on behalf of the other Investors) the Interests of the Investors that will comprise the Rollover Interests and their corresponding values by delivering to the Parent Entities an updated Exhibit A to specifically identify the Rollover Interests in the column titled “Rollover Interests”. PW shall take actions reasonably within his control to cause the applicable HoldCo to (i) comply with the terms of this Rollover Agreement, and (ii) consummate the Rollover Closing pursuant to this Agreement and pursuant to the rollover agreement by and among, among others, the Parent Entities, Ariel Emanuel and the HoldCos. The rights, obligations, representations, warranties and covenants of the HoldCos under this Agreement are limited solely to the Interests for which the applicable HoldCo is the record owner and if any HoldCo is not or ceases to be a record holder of any Rollover Interests, such HoldCo shall automatically cease to be included in the definition of “Investor” for the purposes of this Agreement.

1.2. Rollover Closing. Subject to the satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions set forth in Section 1.3, the closing of the transactions contemplated hereby (the “Rollover Closing”) will take place at the time specified in Section 1.3. At or prior to the Rollover Closing, the parties hereto shall negotiate in good faith and execute and deliver to the other parties hereto, (1) a shareholder’s agreement of the Company (the “Company SHA”), (2) the Fourth Amended and Restated Limited Liability Company Agreement of OpCo (the “A&R OpCo LLCA”), (3) amended and restated Holdco LLC Agreements reflecting the applicable terms set forth on Exhibit B with respect to any HoldCos that hold Interests in the Company or OpCo and in which any person other than PW or any of his Permitted Transferees or Ariel Emanuel or any of his Permitted Transferees owns any interest, and (4) such other governing, organizational or other applicable agreements or documents of the Company, OpCo and the HoldCos, in each case of the foregoing clauses (1) through (4), that reflect the applicable terms set forth on Exhibit B hereto and such other terms as are consistent with the applicable terms set forth on Exhibit B hereto and, if not specified on Exhibit B hereto, are reasonably acceptable to PW, and which, for the avoidance of doubt, will include the preferred equity issued in connection with the Transaction (collectively, and together with the Company SHA and the A&R OpCo LLCA, the “Governance Agreements”); provided that, notwithstanding the foregoing, in the event that the Governance Agreements are not executed prior to the Rollover Closing, (i) the Investors and the Parent Entities, as applicable, shall continue to negotiate the Governance Agreements in good faith and enter into, execute and deliver the Governance Agreements as soon as reasonably practicable thereafter and (ii) to the extent applicable, the terms set forth on Exhibit B shall be binding on the parties hereto (and the Parent Entities shall cause the Company and OpCo to be bound by the terms set forth on Exhibit B) until such time that such agreements are executed and delivered. In connection with the foregoing, it is agreed that, prior to or at the Closing, in no event shall the Rollover Interests that are OpCo Profits Units be recapitalized, reclassified or otherwise altered so as to require that Rollover Interests that are OpCo Profits Units be exchanged for Common Units (as defined in the OpCo Operating Agreement) or that the Rollover Interests otherwise be subordinated to the Common Units held by the Parent Entities in a manner different than the relative subordination of the OpCo Profits Units to the Common Units pursuant to the OpCo Operating Agreement. For the avoidance of doubt, the penultimate sentence of this Section 1.2 shall terminate immediately following the Effective Time.

1.3. Conditions to Obligations. The obligations of the Parent Entities and the Investors to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver pursuant to the Merger Agreement) of all of the conditions to the consummation of the Transactions as set forth in the Merger Agreement. Upon the satisfaction or waiver of such conditions, the Rollover Closing will occur simultaneously to the Closing.

1.4. Termination. This Agreement shall automatically terminate if, at any time prior to the Rollover Closing, (i) the Merger Agreement shall have been terminated in accordance with its terms, or (ii) PW terminates the Letter Agreement in accordance with its terms. In the event of any termination of this Agreement as provided in this Section 1.4, this Agreement, as well as the Closing Agreements set forth in Section 3.2, shall forthwith become wholly void and of no further force or effect (except Article IV of this Agreement and any indemnification and expense reimbursement provisions in the Letter Agreement) and there shall be no liability on the part of any parties hereto or their respective officers or directors under this Agreement. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any Willful and Material Breach of this Agreement occurring prior to the termination of this Agreement.

II REPRESENTATIONS AND WARRANTIES

2.1. Representations and Warranties of the Investors. Each Investor represents and warrants, severally and not jointly, to the Parent Entities that:

(a) The Investor is competent to, and has sufficient capacity to, execute and deliver this Agreement and the agreements contemplated hereby (including the Closing Agreements) and to perform the Investor’s obligations hereunder and thereunder. This Agreement has been, and at the Rollover Closing the other definitive documentation (including the Closing Agreements) will be, duly executed and delivered by the Investor and, assuming the due authorization, execution and delivery of this Agreement or the other definitive documentation (including the Closing Agreements), as applicable, by the other parties thereto, as applicable, this Agreement constitutes and other definitive documentation (including the Closing Agreements) will constitute the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its and their terms, respectively, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity, at Law or otherwise).

(b) The execution, delivery and performance by the Investor of this Agreement and the agreements contemplated hereby and the consummation by the Investor of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the passage of time or both: (i) violate the provisions of any Law applicable to the Investor or such Investor’s properties or assets; (ii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to the Investor or such Investor’s properties or assets; or (iii) result in any material breach of any terms or conditions of, or constitute a default under, any contract, agreement or instrument to which the Investor is a party or by which the Investor or such Investor’s properties or assets are bound, except, in the case of clauses (i), (ii), and (iii), for violations, conflicts or breaches that would not reasonably be expected to prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

(c) As of immediately prior to the Rollover Closing, one or more of the Investors will hold, directly or indirectly, of record and beneficially own the Rollover Interests, free and clear of all Liens (other than this Agreement, the Merger Agreement, the organizational documents of each of the Company and OpCo and any other agreement between any of the Investors and the Company or OpCo). As of the date hereof and on the date of the Rollover Closing, the Investor will not be a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement, the Merger Agreement, and the organizational documents of each of the Company, OpCo, and the HoldCos) that could require, or restrict or impair the ability of, the Investor to sell, transfer, or otherwise dispose of any of the Rollover Interests.

(d) As of the date of this Agreement, there is no audit, suit, proceeding, claim, examination, deficiency, assessment, investigation or other action pending or, to the knowledge of the Investor, threatened against either of the Investor or any of such Investor’s assets, as applicable, and neither the Investor nor any of such Investor’s assets is the subject of any order of a Governmental Authority, in each case, other than any such action or order that would not reasonably be expected to prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

(e) Rollover Interests Unregistered. Each Investor acknowledges and represents, severally and not jointly, that the Investor has been advised by the Parent Entities that:

(i) following the consummation of the Transactions, the Rollover Interests will not be registered under the Securities Act or under any state securities Law;

(ii) the Investor must continue to bear the economic risk of the investment in the Rollover Interests unless and until the offer and sale of such Rollover Interests are subsequently registered under the Securities Act and all applicable state securities Laws or an exemption from such registration is available;

(iii) following the consummation of the Transactions, it is not anticipated that there will be any public market for the Rollover Interests in the foreseeable future; and

(iv) following the consummation of the Transactions, a notation shall be made in the appropriate records of the applicable entity indicating that the Rollover Interests are subject to restrictions on transfer and, if the applicable entity should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Rollover Interests.

(f) Additional Investment Representations.

(i) the Investor’s financial situation is such that the Investor can afford to bear the economic risk of holding the Rollover Interests for an indefinite period of time, has adequate means for providing for the Investor’s current needs and personal contingencies, and can afford to suffer a complete loss of the Investor’s investment in the Rollover Interests;

(ii) the Investor’s knowledge and experience in financial and business matters are such that the Investor is capable of evaluating the merits and risks of the continued investment in the Rollover Interests;

(iii) the Investor has been given the opportunity to ask questions of, and to receive answers from, the Parent Entities and their respective representatives concerning the Parent Entities, the Transaction and the other transactions contemplated by the Merger Agreement and the terms and conditions of the waiver of the right to receive cash consideration for the Rollover Interests in connection with the Transactions;

(iv) the Investor holds the applicable Rollover Interests for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution thereof;

(v) the Investor understands that, following the Closing, the consolidated total indebtedness of the Company Entities and their Subsidiaries may be significantly greater than the consolidated total indebtedness of the Company Entities and their Subsidiaries prior to the Closing Date;

(vi) the Investor is (i) an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or (ii) an entity in which all equity owners are “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act; and

(vii) nothing contained in this Agreement shall be deemed to obligate the Company, OpCo or any of their respective Affiliates to employ the Investor in any capacity whatsoever or to prohibit or restrict the Company, OpCo or any of their respective Affiliates, from terminating the employment of the Investor at any time or for any reason whatsoever, with or without cause.

2.2. Representations and Warranties of the Parent Entities. The Parent Entities represent and warrant to the Investors that:

(a) The Parent Entities are competent to, and have sufficient capacity to, execute and deliver this Agreement and the agreements contemplated hereby (including the Closing Agreements) and to perform the Parent Entities’ obligations hereunder and thereunder. This Agreement has been, and at the Rollover Closing the other definitive documentation (including the Closing Agreements) will be, duly executed and delivered by the Parent Entities and, assuming the due authorization, execution and delivery of this Agreement or the other definitive documentation (including the Closing Agreements), as applicable, by the other parties thereto, as applicable, this Agreement constitutes and other definitive documentation (including the Closing Agreements) will constitute the valid and binding obligation of the Parent Entities, enforceable against the Parent Entities in accordance with its and their terms, respectively, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity, at Law or otherwise).

(b) The execution, delivery and performance by the Parent Entities of this Agreement and the agreements contemplated hereby and the consummation by the Parent Entities of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the passage of time or both: (i) violate the provisions of any Law applicable to the Parent Entities or such Parent Entities’ properties or assets;

(ii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to the Parent Entities or such Parent Entities’ properties or assets; or (iii) result in any material breach of any terms or conditions of, or constitute a default under, any contract, agreement or instrument to which the Parent Entities are a party or by which the Parent Entities or such Parent Entities’ properties or assets are bound, except, in the case of clauses (i), (ii), and (iii), for violations, conflicts or breaches that would not reasonably be expected to prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

(c) As of the date of this Agreement, there is no audit, suit, proceeding, claim, examination, deficiency, assessment, investigation or other action pending or, to the knowledge of the Parent Entities, threatened against the Parent Entities, and the Parent Entities are not the subject of any order of a Governmental Authority, other than any such action or order that would not prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

(d) Each of the Parent Entities and the Merger Subs were formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities or operations other than (i) as contemplated by this Agreement, the Merger Agreement and matters ancillary thereto or related to the Transactions contemplated by this Agreement and the Merger Agreement or (ii) such activities or operations that would not materially delay or materially impair the consummation of the transactions contemplated hereby.

III OTHER COVENANTS

3.1. Sale of Ownership Interests. From and after the date hereof until the Closing, the Investors acknowledge and agree that the Investors will not sell, dispose of, assign, pledge, collateralize, encumber or otherwise transfer any of their (i) prior to the final designation of the Rollover Interests in accordance with Section 1.1, Interests (or any rights therein), other than any trading plan that is in effect as of the date hereof pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, (ii) following the final designation of the Rollover Interests in accordance with Section 1.1, Rollover Interests (or any interest therein), in each case, without obtaining the prior written consent of the Parent Entities and (iii) equity interests in any HoldCo if it would have the effect of a transfer of Interests not permitted by clause (i) or (ii); provided that any Investor may prior to the Closing transfer its Rollover Interests to a Permitted Transferee (as defined in the OpCo Operating Agreement), including to or from any of the HoldCos or the PW Trust or to any Permitted Transferee of the Investors, as long as such Permitted Transferee, to the extent not already a party hereto, delivers a joinder hereto simultaneously with such transfer and no such transfer shall relieve such Investor of any of its obligations hereunder, except as contemplated in the last sentence of Section 1.1. For the avoidance of doubt, the preceding sentence shall apply to transfers, redemptions or exchanges of Rollover Interests made by the Investor pursuant to the governing documents of OpCo (including the rights of redemption and exchange in the OpCo Operating Agreement).

3.2. Entry into Additional Agreements. In connection with the execution of this Agreement, the applicable Investor shall have executed and/or delivered the following agreements, each of which, contingent upon the occurrence of the Transactions, shall be effective as of the Closing Date (collectively, the “Closing Agreements”):

(a) The letter agreement by and among the Company, OpCo, William Morris Endeavor Entertainment, LLC, the Parent Entities and PW, dated as of the date hereof (the “Letter Agreement”).

Prior to the Closing, the Investors shall not, and shall not permit the Company or OpCo to, amend, waive, modify, accelerate or terminate the Tax Receivable Agreement in any respect without the prior consent of the Parent Entities except as specifically contemplated by the Merger Agreement.

3.3. Merger Agreement.

(a) Each Investor acknowledges and agrees that such Investor shall not make any public announcements regarding the Transactions, except as required by Law, as permitted by the Merger Agreement or, in the case of PW, in his capacity as an officer or director of the Company.

(b) Except to the extent set forth in Section 1.4 hereof, none of the parties hereto or any of their respective officers, directors or Affiliates (other than the parties to the Merger Agreement to the extent set forth in the Merger Agreement) will have any liability or obligation to the other parties hereto with respect to this Agreement resulting from or arising out of any termination of the Merger Agreement or any failure to complete the Transactions or any of the other transactions contemplated by the Merger Agreement with respect to the Merger Agreement, or any breach thereof by any of the parties thereto. The sole remedies of the parties hereto in such case shall be under the Merger Agreement (if any).

(c) Each of PW and the PW Trust hereby agrees to waive, refrain from and not to commence, participate in, assist or knowingly encourage in any way, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any legal claim or Action, derivative or otherwise, against the Releasees (as defined below) (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim or Action seeking to enjoin or delay the Closing), and (ii) arising out of or related to the Merger Agreement (including the Merger Consideration and any claims or Actions alleging a breach of fiduciary duty, or any other duty, in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby (including the negotiation or entry into any such agreement)); provided, however, that nothing contained herein shall operate as a waiver or restrict PW or the PW Trust from commencing, participating in, assisting or knowingly encouraging in any way, any action to assert any rights of PW or the PW Trust arising under this Agreement, the Closing Agreements, the Letter Agreement, the Merger Agreement or the Governance Agreements or any of the other agreements or documents to be entered into among any of PW, the PW Trust, the Parent Entities, the Company Entities or their respective Affiliates in connection with the Transactions or any employment or similar arrangement with the Company Entities (including rights to indemnification and expense reimbursement under organizational documents and the Letter Agreement and any applicable insurance) and any exhibits, schedules or other attachments thereto and any documentation implementing any of the terms thereof.

(d) Each of PW and the PW Trust, on behalf of itself and each of its Affiliates, Permitted Transferees and Representatives, hereby waives, releases and forever discharges (i) all appraisal rights under Section 262 of the DGCL related to the Transactions and (ii) the Parent Entities, the Company Entities and each of their respective individual, joint or mutual, past, present and future Representatives, Affiliates, stockholders, controlling persons, Subsidiaries, successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all Actions, Orders, obligations, Contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at Law and in equity, which PW, the PW Trust or any of their respective Affiliates or any of their respective Representatives now has, have ever had or may hereafter have against the respective Releasees arising in connection with the Transactions; provided, however, that nothing contained herein shall operate to release any rights of PW or the PW Trust arising under this Agreement, the Closing Agreements, the Governance Agreements or the Merger Agreement or any of the other agreements or documents to be entered into among any of PW, the PW Trust, the Parent Entities, the Company Entities or their respective Affiliates in connection with the Transactions or any employment or similar arrangement with the Company Entities (including rights to indemnification and expense reimbursement under organizational documents and any applicable insurance). Each of PW and the PW Trust, effective as of the date hereof, hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any Action of any kind against any Releasee, based upon any matter purported to be released hereby. EACH OF PW AND THE PW TRUST ACKNOWLEDGES THAT HE OR IT, AS APPLICABLE, HAS BEEN ADVISED OF THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 WHICH PROVIDES THAT: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT EXIST IN HIS OR ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR IT MUST HAVE MATERIALLY AFFECTED HIS OR ITS SETTLEMENT.” EACH OF PW AND THE PW TRUST BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHT HE OR IT, AS APPLICABLE, MAY HAVE THEREUNDER.

3.4. Termination and Amendment of Affiliate Agreements. At or prior to the Closing, the Investors shall, and shall cause their Affiliates and the Company Entities to, and the Parent Entities shall cause their Affiliates to, terminate, effective as of the Effective Time, the agreements set forth on Schedule I, in each case, without any further liability to the Company Entities or any other party thereto.

3.5. Agreement to Cooperate; Further Assurances. The Investors and the Parent Entities shall use their reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated hereby.

IV MISCELLANEOUS

4.1. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service (with proof of delivery), or by email (with confirmation by return email) to the respective parties hereto at the following coordinates (or at such other coordinates for a party as shall be specified in a notice given in accordance with this Section 4.1):

(a) if to the Parent Entities or the Merger Subs:

Silver Lake

2775 Sand Hill Road

Suite 100

Menlo Park, CA 94025

Attention:	Karen King
Email:	karen.king@silverlake.com

with a copy to:

Silver Lake

55 Hudson Yards

40th Floor

New York, NY 10001

Attention:	Andy Schader
Email:	andy.schader@silverlake.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:	Elizabeth A. Cooper
Gregory Grogan
Jeannine McSweeney
Email:	ecooper@stblaw.com
ggrogan@stblaw.com
jeannine.mcsweeney@stblaw.com

with a copy to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, California 94304

Attention:	Mark W. Myott
E-mail:	mark.myott@stblaw.com

(b) If to an Investor, to the address for notice set forth on the applicable signature page hereof.

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer LLP

3 World Trade Center, 175 Greenwich Street

New York, NY 10007

Attention:	Damien Zoubek
Paul Humphreys
Email:	damien.zoubek@freshfields.com
paul.humphreys@freshfields.com

4.2. Governing Law; Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the principles of conflicts of law that would cause the application of law of any jurisdiction other than those of the State of Delaware.

(b) The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that, if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any federal or state court located in the State of Delaware. Consistent with the preceding sentence, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by either party hereto; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 4.1; and (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement may not be enforced in or by any of the above named courts.

(c) EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY

WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.2(C).

4.3. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

4.4. Limitation on Assignment. Neither this Agreement nor any of the parties’ respective rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto; provided that the Parent Entities may assign all or any of their rights and obligations hereunder to any Subsidiary or controlled Affiliate of the Parent Entities that directly or indirectly holds equity interests in the Company or OpCo and in no event shall such assignment relieve such Parent Entity of any of its obligations hereunder.

4.5. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

4.6. Interpretation. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

4.7. Amendments and Waivers. No amendment, modification or supplement to this Agreement shall be enforced against any party unless such amendment, modification or supplement is in writing and signed by the Parent Entities and the Investors. Any waiver by any party of any term of this Agreement shall not operate as or be construed to be a waiver of any other term of this Agreement. Any waiver must be in writing and signed by the party charged therewith.

4.8. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof.

4.9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

4.10. Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party hereto agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in Law, equity or otherwise, including monetary damages) to (i) an Order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach. Each party hereto further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.10, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

4.11. Non-Recourse. All claims, obligations, liabilities and causes of action based upon, in respect of, arising under, by reason of, in connection with, or relating in any manner to this Agreement may be made only against (and are those solely of) the Persons that are expressly identified as parties in the preamble and signatories to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative, financing source, heir or assignee of, or any financial advisor or lender to, or successor to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative, financing source, heir or assignee of, or any financial advisor or lender to, or successor to, any of the foregoing (collectively, “Nonparty Affiliates”), shall have any liability, obligations, claims or causes of action based upon, in respect of, arising under, by reason of, in connection with, or relating in any manner to this Agreement, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of any party hereto or otherwise, and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at Law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise and (b) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made by a Nonparty Affiliate in, in connection with, or as an inducement to this Agreement. Notwithstanding anything to the contrary herein, no party hereto hereby waives any right to enforce its rights granted hereunder or granted under the Closing Agreements, the Governance Agreements, the Letter Agreement, the Existing Employment Agreement (as defined in the Letter Agreement and as specifically amended or superseded by the Letter Agreement), the Merger Agreement or any of the other agreements or documents to be entered into among any of the Investors, the Parent Entities, the Company Entities or their respective Affiliates in connection with the Transactions against any other party thereto, and any exhibits, schedules, or other attachment thereto and any documentation implementing any of the terms thereof, against any other party thereto.

4.12. Confidentiality. Each Investor agrees that such Investor will not, either directly or indirectly, disclose to any Person the terms of, or the negotiations and/or considerations leading to, this Agreement, the Closing Agreements and the Merger Agreement, or any other information related to the Transactions (the “Confidential Information”); provided that the term “Confidential Information” shall not include information that was, is now, or becomes generally available to the public, including in any public disclosure by the Parent Entities, their Affiliates or otherwise, other than as a result of a disclosure by such Investor in violation of this Agreement. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall prohibit an Investor from disclosing the Confidential Information to (i) any of such Investor’s representatives with a need to know the Confidential Information for the purposes of entry into this Agreement and the Closing Agreements and as necessary in connection with tax filings, legal matters or other non-commercial purposes, provided, that the Investor shall be responsible for its representatives maintaining the confidentiality of the Confidential Information, and (ii) disclosures required by Law, provided that such Investor shall, to the extent reasonably practicable and legally permissible, give the Parent Entities prompt written notice of such requirement to enable any of the Parent Entities to seek a protective order or other appropriate remedy (at the Parent Entities’ sole expense) and/or waive compliance with this Agreement provided that (A) with respect to public disclosure required by applicable securities Laws or the rules or regulations of the New York Stock Exchange (NYSE) or any United States national securities exchange on which any of the Interests are then traded, the party making such disclosure shall use its reasonable best efforts to consult with the other parties hereto before making any such public disclosure and (B) with respect to any other compelled disclosure, such Investor shall, to the extent reasonably practicable and legally permissible, give the Parent Entities prompt written notice of such requirement to enable any of the Parent Entities to seek a protective order or other appropriate remedy (at the Parent Entities’ sole expense) and/or waive compliance with this Agreement. If such Investor fails to obtain such protective order or other appropriate remedy to preclude the disclosure of any Confidential Information, such Investor shall only disclose that portion of the Confidential Information which such Investor is required to disclose by Law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Wildcat EGH Holdco, LP

By:	/s/ Egon Durban
Name: Egon Durban
Title: Co-CEO

Wildcat OpCo Holdco, LP

By:	/s/ Egon Durban
Name: Egon Durban
Title: Co-CEO

[Signature Page to Rollover Agreement]

INVESTOR

/s/ Patrick Whitesell
Name: Patrick Whitesell

2121 Avenue of the Stars, Suite 2200
Los Angeles, CA 90067
Attn: Patrick Whitesell
Address

pwipad@gmail.com
Email address

[Signature Page to Rollover Agreement]

INVESTOR

PATRICK WHITESELL REVOCABLE TRUST

/s/ Patrick Whitesell
Name:	Patrick Whitesell, Trustee

2121 Avenue of the Stars, Suite 2200
Los Angeles, CA 90067
Attn: Patrick Whitesell
Address

pwipad@gmail.com
Email address

[Signature Page to Rollover Agreement]

INVESTOR
ENDEAVOR EXECUTIVE HOLDCO, LLC

/s/ Patrick Whitesell
Name:	Patrick Whitesell
Title:	Director

9601 Wilshire Boulevard, 3rd Floor
Beverly Hills, CA 90210
Attn: Patrick Whitesell
Address

pwipad@gmail.com
Email address

[Signature Page to Rollover Agreement]

INVESTOR
ENDEAVOR EXECUTIVE II HOLDCO, LLC

/s/ Patrick Whitesell
Name:	Patrick Whitesell
Title:	Director

9601 Wilshire Boulevard, 3rd Floor
Beverly Hills, CA 90210
Attn: Patrick Whitesell
Address

pwipad@gmail.com
Email address

[Signature Page to Rollover Agreement]

INVESTOR
ENDEAVOR EXECUTIVE PIU HOLDCO, LLC

/s/ Patrick Whitesell
Name:	Patrick Whitesell
Title:	Director

9601 Wilshire Boulevard, 3rd Floor
Beverly Hills, CA 90210
Attn: Patrick Whitesell
Address

pwipad@gmail.com
Email address

[Signature Page to Rollover Agreement]

Exhibit A

ROLLOVER INTERESTS

[Omitted.]

Exhibit B

ROLLOVER EQUITY TERM SHEET

[Omitted.]

Schedule I

Agreements to be Terminated

[Omitted.]